UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Consent Solicitation Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No. )

Filed by the Registrant X      Filed by a Party other than the Registrant
Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
X	Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-12
PHC, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
X	No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing party:
(4)	Date Filed:

October 20, 2011

Dear Fellow Shareholder:

We are sending you this reminder letter because we have not yet received your vote.  As you know, the Special Meeting of Shareholders of PHC, Inc. is scheduled to be held on October 26, 2011, at 9:00 a.m., at the corporate offices of PHC, Inc.  The merger requires 2/3 of the outstanding shares to vote in favor for approval.  IT IS VERY IMPORTANT THAT YOU VOTE YOUR SHARES ON THE MERGER.  IF YOU DO NOT VOTE YOUR SHARES, IT HAS THE SAME EFFECT AS A VOTE AGAINST THE MERGER.

Enclosed you will find another proxy card, which includes a control number that you will need to cast your vote.  We kindly ask that you please take a moment to vote your shares via phone or internet if you are not planning to attend the meeting in person.  If you have any question or need additional information, please contact our proxy solicitor, Georgeson Inc., toll-free at (888) 658-3624.  They will be happy to assist.

Thank you for your time and consideration.  We look forward to hearing from you soon.

Best Regards,

Bruce Shear

VOTE BY INTERNET - WWW.PROXYVOTE.COM

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with the proposed Merger, PHC filed a Definitive Proxy Statement and a form of proxy with the SEC on September 27, 2011, and the Definitive Proxy Statement and form of proxy were mailed to the stockholders of record as of September 19, 2011. BEFORE MAKING ANY VOTING DECISION, PHC’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY BECAUSE THE DEFINITIVE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. PHC’s stockholders can obtain, free of charge, a copy of the Definitive Proxy Statement and other relevant documents filed with the SEC from the SEC’s web site at http://www.sec.gov. PHC’s stockholders can also obtain, free of charge, a copy of the Definitive Proxy Statement and other relevant documents by directing a request by mail or telephone to PHC, Inc., 200 Lake Street, Suite 102, Peabody, MA  01960, Attention: Investor Relations, Telephone: (978) 536-2777.